Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

August 24, 2020

Media Contact:
Brianne Hyder
Corporate Communications
Phone: 503-464-8596

Dan Katcher / Jamie Moser / Arielle Rothstein
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Contact:
Jardon Jaramillo
Investor Relations
Phone: 503-464-7051

Portland General Electric Provides Business Update

Third Quarter Realized Losses of $104 Million and Unrealized Mark-to-Market Losses of $23 Million
in the Company’s Energy Trading Portfolio as of August 24, 2020

Total Third Quarter Losses in the Portfolio are Estimated to be Up to $155 Million
Subject to Market Conditions

No Impact on Customer Prices or PGE's Ability to Serve Customers

Board Forms Special Committee to Undertake Review

Lowers Full-Year 2020 Guidance to $1.30 to $1.60 per Diluted Share

No Impact Expected to Dividend Guidance or Long-Term EPS Growth Rate;
Company Remains Financially Sound, with Ample Liquidity

PORTLAND, Ore., August 24, 2020 – Portland General Electric Company (NYSE: POR) (“PGE” or the “Company”) today provided a business update in connection with energy trading activity in certain wholesale electricity markets that has resulted in realized and unrealized losses of $127 million as of August 24, 2020.

Background and Formation of Special Committee

PGE personnel entered into a number of energy trades during 2020, with increasing volume accumulating late in the second quarter and into the third quarter, resulting in significant exposure to the Company.

In August 2020, this portion of PGE’s energy portfolio experienced significant losses as wholesale electricity prices increased substantially at various market hubs due to extreme weather conditions, constraints to regional transmission facilities, and changes in power supply in the West. During this time period, the California Independent System Operator (CAISO) declared a Stage 3 Electrical Emergency and ordered the first rolling blackouts in the state of California since 2001.

As a result of the convergence of these conditions, the Company’s energy portfolio, as of August 24, 2020, has experienced realized losses of $104 million and unrealized, mark-to-market losses of $23 million. Total third quarter losses in the portfolio are estimated to be up to $155 million subject to market conditions – although the ultimate amount of losses could exceed that amount.

The increase in net variable power costs due to this trading activity will be recognized in PGE’s results of operations. There will be no impact to customer prices, as the Company will not pursue regulatory recovery. The Company noted that the loss does not impact PGE’s ability to serve customers.

Promptly upon learning of the issue, the PGE Board of Directors formed a Special Committee comprising five independent Board members (John Ballantine, Jack Davis (Chair), Kathryn Jackson, Neil Nelson and Charles Shivery) to review the energy trading that led to the losses and the Company’s procedures and controls related to the trading, and to make recommendations to the Board for appropriate action. The Special Committee has retained Simpson Thacher & Bartlett LLP as its independent legal advisor, which expects to engage additional advisors on behalf of the Special Committee during the course of this review.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as the Company’s legal advisor, and J.P. Morgan Securities LLC is serving as its financial advisor. PGE has engaged and is actively working with an external consultant to perform a full operational review of the Company’s energy supply risk management policies, procedures and personnel. In addition, PGE has placed two individuals on administrative leave, pending review, and enhanced oversight including implementing immediate supervisory and reporting changes in advance of the conclusion of a broader evaluation.

Annual Earnings Guidance

PGE is revising its full-year 2020 guidance from $2.20 to $2.50 per diluted share to $1.30 to $1.60 per diluted share due to the impacts of higher net variable power costs. This guidance is based on the following assumptions:
•Higher third quarter net variable power costs of up to $155 million;
•Annual retail deliveries flat, weather adjusted, year over year;
•Average hydro conditions for the year;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $550 million and $570 million, which includes a full-year forecasted bad debt expense of $15 million due to moratoriums on collection activities and customer disconnects; and
•Depreciation and amortization expense between $410 million and $430 million.

The Company believes the impact of this event is isolated to 2020, and reaffirms 4% to 6% long-term diluted earnings per share growth based on previous guidance. The Company does not expect any change to its dividend guidance.

Financing and Liquidity

PGE continues to have a strong balance sheet and ample liquidity.

As of August 24, 2020, the Company maintains short-term liquidity of $155 million cash, a $500 million revolving credit facility, which has a maturity date of November 2023, and a $220 million letter of credit facility, of which $172 million remains available. The Company has $75 million of commercial paper outstanding.

PGE expects to fund estimated capital requirements with cash from operations, issuances of long-term debt securities of up to $325 million, and the issuance of commercial paper, as needed.

PGE believes that the issuance of secured long-term debt, as well as other sources of liquidity, such as borrowings under its revolving credit facility, the expected ability to issue short-term debt, such as commercial paper, and unsecured long-term debt, and cash expected to be generated from operations provide ample liquidity to meet the Company’s anticipated capital and operating requirements.

About Portland General Electric Company
Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, with operations across the state. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE has 16 generation plants in five Oregon counties, and maintains and operates 13 public parks and recreation areas. For over 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE and its 3,000 employees are working with customers to build a clean energy future. In 2019, PGE, employees, retirees and the PGE Foundation donated $4.7 million and volunteered 32,900 hours with more than 700 nonprofits across Oregon. For more information visit portlandgeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the estimated total third quarter loss due to energy trading activities; the Company’s full-year earnings guidance (including expectations regarding the impacts of higher net variable power costs, annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense); the Company’s long-term diluted earnings per share growth; the Company’s future dividend guidance; the Company’s ability to fund estimated capital requirements with cash from operations, issuances of long-term debt and the issuance of commercial paper; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of the review being conducted by the Special Committee; the impact of the recommendations of the Special Committee on the Company and its operations; the time and expense incurred in implementing the recommendations of the Special Committee; any reputational damage to the Company relating to the matters underlying the Special Committee’s review; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; and cyber security breaches of the Company's customer information system or operating systems, which may affect customer bills or other aspects of our operations; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this press release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the Company's most recent annual report on form 10-K and in other documents that we file with the United States Securities and Exchange Commission, including management's discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

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